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[Sutherland Asbill & Brennan LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for certain Flexible Premium Joint and Last Survivor and Single Life Variable Life Policies, issued through the MetLife Investors Variable Life Account One (File No. 333-69522). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By:  /s/   W. Thomas Conner
                                       ----------------------------------------
                                         W. Thomas Conner

Washington, D.C.
April 25, 2003